UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2012

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 2, 2012, Double Eagle Petroleum (the "Company") announced the appointment of Kurtis Hooley, 48, as the Company’s Chief Operating Officer and Ashley Jenkins, 31, as the Company’s Chief Financial Officer. These appointments, which are effective October 1, 2012, reflect an internal realignment due to the expansion of Mr. Hooley’s role, which includes working with the Company’s Chief Executive Officer on project development, capital formation alternatives and oversight of day to day operations.

Mr. Hooley has served the Company in several capacities since 2004, including his prior position of Senior Vice President and Chief Financial Officer since December 2007 and as the Director of Business Development and Financial Planning from 2006 to 2007. Prior to joining the Company, Mr. Hooley served from 2003 to 2006 as the President of MKH Enterprises, a consulting firm primarily focused on the implementation of Sarbanes-Oxley internal control procedures and technical accounting pronouncements. During this period Mr. Hooley served as an external consultant to the Company for the implementation of internal controls. From 2001 to 2003, Mr. Hooley was the Managing Director of Hain Celestial Canada, the parent company of Vancouver-based Yves Veggie Cuisine, a manufacturer and distributor of vegetarian alternative cuisine. From 1999 to 2001, Mr. Hooley served as the Director of Finance for Celestial Seasonings. Prior to 1999, Mr. Hooley served in a number of accounting capacities with Arthur Andersen LLP, most recently as an Experienced Audit Manager. Mr. Hooley has a Bachelor of Science in Accounting from Regis University.

Ms. Jenkins has been with the Company since 2008 and previously served as Vice President and Controller since January 2010 and as the Company’s Controller since 2008. From 2003 to 2008, Ms. Jenkins was employed in the audit department of PricewaterhouseCoopers, LLP, and focused on serving energy clients. Ms. Jenkins is a Certified Public Accountant and graduated cum laude with a Bachelor of Science degree in Accounting from Villanova University.

No material modifications were made to the employment contracts of Mr. Hooley and Ms. Jenkins in conjunction with these appointments. Ms. Jenkins’ base salary increased from $183,500 to $200,000.

In satisfaction of the disclosures required with respect to Mr. Hooley and Ms. Jenkins by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K: The information provided in the Company’s definitive proxy statement for the 2012 annual meeting of stockholders entitled "Officers of the Company" and "Certain Relationships and Related Party Transactions," filed with the Securities and Exchange Commission on April 2, 2012, is incorporated herein by reference. Neither Mr. Hooley nor Ms. Jenkins has a family relationship with any director or other executive officer of the Company, and there are no relationships or related transactions between either Mr. Hooley or Ms. Jenkins and the Company that would be required to be reported.

Item 7.01 Regulation FD Disclosure.

On October 2, 2012, the Company issued a press release entitled "Double Eagle Petroleum Co. Provides Update on Acquisition Activities, Operations and Company Drilling Programs." This press release is attached as Exhibit 99.1 hereto.
To the extent required, the information included in Item 2.02 of this Form 8-K is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release, dated October 2, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

October 2, 2012	By:	/s/ Emily Maron

Name: Emily Maron
Title: Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 2, 2012